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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported): July 1, 1999



                                  GO2NET, INC.
             (Exact Name of Registrant as Specified in its Charter)



    Delaware                             0-22047              91-1710182
(State or other jurisdiction of      (Commission File        (IRS Employer
incorporation or organization)           Number)         Identification Number)


    999 Third Avenue, Suite 4700
             Seattle, WA                             98104
  (Address of principal executive                 (Zip Code)
    offices)


        Registrant's telephone number, including area code (206) 447-1595






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Item 2.  Acquisition or Disposition of Assets

         On July 1, 1999, Go2Net, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Agreement") by and among the Company, 3I Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition"), Authorize.Net Corporation, a Utah corporation ("Authorize"), and the principal shareholders of Authorize, pursuant to which Authorize was merged with and into Acquisition (the "Merger"). It is intended that the Merger will qualify as a tax-free reorganization.

         In the Merger, all outstanding shares of Common Stock of Authorize and options to purchase Common Stock of Authorize were converted into 903,888 shares and options to purchase 101,825 shares of Common Stock, par value $.01 per share, of the Company.

         Under the terms of the Agreement and related Escrow Agreement dated as of July 1, 1999, an aggregate of 118,204 shares of Common Stock of the Company will be held in escrow for the purpose of indemnifying the Company against certain liabilities of Authorize and its security holders. The escrow will expire on the first anniversary of the Merger.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

                  (a)      Financial Statements of Business Acquired.

                           Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(a) will be filed by Amendment within 60 days of the date of this filing.

                  (b)      Pro Forma Financial Information.

                           Pursuant to the instructions to Item 7 of Form 8-K, the financial information required by Item 7(b) will be filed by Amendment within 60 days of the date of this filing.

                  (c)      Exhibits

                           4.1 Agreement and Plan of Merger dated as of July 1, 1999 by and among Go2Net, Inc., 3I Acquisition Corp., Authorize.Net Corporation and the principal shareholders of Authorize.Net
                                    Corporation.




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                                   SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GO2NET, INC.


Date:  July 13, 1999                   By:   /s/ Russell C. Horowitz
                                             Russell C. Horowitz
                                             Chief Executive Officer